Exhibit 99.1

HeartCore CMS Introduced as the Centralized Managed Platform for Approximately 100 Websites for Subaru Group

NEW YORK, NY and TOKYO, JAPAN – January 12, 2023 – HeartCore Enterprises, Inc. (“HeartCore” or the “Company”), a leading software development company, announced that HeartCore CMS, the Contents Management system provided by HeartCore, has been introduced by Subaru Group (“Subaru”) to its centralized management platform for approximately 100 Subaru websites. An advertisement introducing the background of the integration has been released, which can be found here.

The advertisement explains that Subaru has developed a common Web infrastructure using HeartCore CMS as a measure to strengthen their internal Web governance in Japan. In the process, they consolidated approximately 100 websites within Subaru into this single environment. As a result, HeartCore CMS will be used to enhance the governance and security of the website, realizing Subaru’s “Safety and Security” on the website infrastructure.

HeartCore will continue to introduce HeartCore CMS as the foundation for website operation and content management for companies and organizations.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Furthermore, HeartCore offers “Go IPO,” a consulting service where it assists private companies with uplisting onto the Nasdaq Stock Market. Additional information about the Company’s products and services is available at www.heartcore.co.jp and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward- looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gatewayir.com

(949) 574-3860